SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant {X}
Filed by a Party other than the Registrant { }

Check the appropriate box:
{ } Preliminary Proxy Statement          { } Confidential, for Use of
                                             the Commission Only (as
                                             permitted by Rule 14a-6(e)(2))
{X} Definitive Proxy Statement
{ } Definitive Additional Materials
{ } Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                            S&T Bancorp, Inc.
            (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

{X} No fee required
{ } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set fourth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

{ } Fee paid previously with preliminary materials.
{ } Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

March 19, 2001

Dear Shareholder:

We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of S&T Bancorp, Inc. ("S&T") to be held on April 16, 2001, at 10:00 a.m., Eastern Time, at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania.

At the Annual Meeting, you will be asked to elect five directors of S&T to serve terms expiring in 2004 and to transact such other business as may properly come before the meeting or any adjournment thereof.

In order to make sure that your vote is represented at the Annual Meeting, indicate your vote on the enclosed proxy form, sign, date and return it in the enclosed envelope. If you attend the Annual Meeting in person, you may revoke your proxy at the Annual Meeting and vote in person.

Sincerely,

/s/James C. Miller

James C. Miller
President and
Chief Executive Officer

       COVER

S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, Pennsylvania 15701

________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 16, 2001
________________________________________





To the Shareholders of
S&T Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S&T Bancorp, Inc. ("S&T") will be held on April 16, 2001, at 10:00 a.m., Eastern Time, at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania 15701, for the following purposes:

1.  To elect five directors of S&T to serve terms expiring in 2004; and,
2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 1, 2001, are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/Robert E. Rout

Robert E. Rout
Secretary
Indiana, Pennsylvania
March 19, 2001

____________________________________________________________________________

IMPORTANT
YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN.
____________________________________________________________________________

S&T BANCORP, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 16, 2001
______________________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of S&T Bancorp, Inc. ("S&T") in connection with the solicitation of proxies by the Board of Directors of S&T (the "S&T Board") for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about March 19, 2001. At the Annual Meeting, shareholders of S&T will be asked to elect five directors of S&T to serve terms expiring in 2004.

All shareholders are urged to read this Proxy Statement carefully and in its entirety.

MEETING INFORMATION

Date, Place and Time

The Annual Meeting of Shareholders of S&T will be held on April 16, 2001, at 10:00 a.m., Eastern Time, at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania.

Record Date; Voting Rights

The securities that can be voted at the S&T Annual Meeting consist of shares of S&T Common Stock, with each share entitling its owner to one vote on all matters. Only holders of record of S&T Common Stock at the close of business on March 1, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. There were 3,163 record holders of outstanding S&T Common Stock and 26,976,912 shares of S&T Common Stock outstanding as of the Record Date.

A quorum is required for the transaction of business at the Annual Meeting. A "quorum" is the presence at the meeting, in person or represented by Proxy, of the holders of the majority of the outstanding shares. Abstentions are counted for purposes of determining presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Abstentions will not affect the outcome of a vote on a particular matter. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter.

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. A withheld vote on any nominee will not affect the voting results. All other matters, if any, to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.

Voting and Revocation of Proxies

If the appropriate enclosed form of proxy is properly executed and returned to S&T in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees proposed by the S&T Board in the attached Notice of Annual Meeting of Shareholders. Except for procedural matters incident to the conduct of the Annual Meeting, S&T does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the S&T Board.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of S&T a written notice of revocation, by delivering to S&T a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of soliciting proxies in the form enclosed herewith will be borne by S&T. In addition to the solicitation of proxies by mail, S&T, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. S&T also will request persons, firms and corporations holding shares of S&T Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

PRINCIPAL BENEFICIAL OWNERS OF S&T COMMON STOCK

As of December 31, 2000, the Wealth Management Group ("Trust Services") of S&T Bank held, in various fiduciary capacities, 3,379,016 shares of S&T Common Stock. These holdings represent 12.5% of the total outstanding shares. Trust Services has sole voting power for 2,046,361 of these shares and no voting power for 362,921 of these shares, held in customer accounts. It is the intention of management to vote the shares for which it has sole voting power "FOR" the matters to be acted upon at the Annual Meeting. The remaining 969,734 shares of S&T Common Stock are held by Trust Services as trustee ("Trustee") of the S&T Thrift Plan for S&T Bank Employees (the "Plan"). As Trustee, Trust Services will vote such shares as instructed by Plan participants. The Trustee will vote any allocated shares for which it has not received any instruction in the same proportion as shares for which voting instructions have been received. S&T is not aware of any other person who beneficially owns more than five percent of any class of securities of S&T.

BENEFICIAL OWNERSHIP OF S&T COMMON STOCK BY DIRECTORS AND OFFICERS

The following table sets forth, as of December 31, 2000, the amount and percentage of S&T Common Stock beneficially owned by each director, each nominee for director, named Executive Officers of S&T and directors and Executive Officers of S&T Bank as a group.

Directors, Executive Officers    Shares of Common Stock   Percent Owned
and Nominees                     Beneficially Owned (1)

James G. Barone	                                61,693	          *
Thomas A. Brice (2)	                           129,197 	         *
James L. Carino (2)	                           252,132	          *
John J. Delaney	                                90,310	          *
Michael J. Donnelly	                            15,875	          *
Robert D. Duggan	                              185,442	          *
William J. Gatti                                50,791 	         *
Ruth M. Grant	                                 201,266	          *
Jeffrey D. Grube (2)	                           15,030	          *
Herbert L. Hanna 	                             235,660     	     *
Edward C. Hauck	                                61,592     	     *
Frank W. Jones	                                 30,224	          *
Joseph A. Kirk (2)	                             67,468     	     *
David L. Krieger	                               53,496	          *
Samuel Levy 	                                  165,330	          *
James C. Miller (2)	                           199,491 	         *
Alan Papernick 	                                13,246     	     *
Myles D. Sampson 	                              23,720     	     *
J. Jeffrey Smead 	                              88,012 	         *
Charles A. Spadafora 	                          85,277     	     *
Christine J. Toretti 	                         239,830     	     *
All Directors and Executive Officers as a group
   (30 Persons) 	                            2,615,029 	      9.33
____________________________________________________________________
(1) May include shares held by spouse, other family members, as trustee or through a corporation. Includes the following nonstatutory stock options vesting within 60 days of the date this Proxy Statement is mailed: Mr. Barone,
50,000 shares; Mr. Brice, 30,000 shares; Mr. Carino, 30,000 shares; Mr.
Delaney, 25,000 shares; Mr. Duggan, 135,000 shares; Mr. Gatti, 30,000 shares;
Ms. Grant, 13,110 shares; Mr. Grube, 11,246 shares; Dr. Hanna, 25,000 shares;
Mr. Hauck, 50,000 shares; Mr. Jones, 13,110 shares; Mr. Kirk, 30,000 shares;
Mr. Krieger, 50,000 shares; Mr. Levy, 30,000 shares; Mr. Miller, 156,000 shares; Mr. Papernick, 11,246 shares; Mr. Sampson, 13,110 shares; Mr. Smead,
76,000 shares; Mr. Spadafora, 30,000 shares; Ms. Toretti, 30,000 shares; and
all other Executive Officers as a group, 231,500 shares. The reporting person may disclaim beneficial ownership of such shares. Mr. Miller disclaims beneficial ownership of 17,760 shares that are directly owned by his spouse.
Mr. Carino disclaims beneficial ownership of 222,132 shares that are directly owned by JLC Partners, L.P.

(2) Nominee for election to the Board of Directors.

*    Less than 1%.


PROPOSAL I-ELECTION OF DIRECTORS

General

The by-laws of S&T (the "S&T By-Laws") provide that the number of directors constituting the S&T Board shall consist of not less than 12 nor more than 25. Currently, there are 17 directors on the S&T Board. The S&T By-Laws also set the mandatory retirement age for directors at 72. The Articles of Incorporation of S&T provide for the classification of directors into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected annually for three-year terms. Certain information about the Nominees (Class 2 Directors), whose current terms will expire in 2001, and who are presently members of the S&T Board and the S&T Bank Board, is set forth below:

Class 2 Director Nominees Whose Terms Will Expire in 2004:
                                  Principal Occupation
Name                          Age  During Past 5 Years          Director Since
Thomas A. Brice(1)(3) 	        60  Vice President, Douds, Inc.-
                                   Retail Interior Furnishings            1980
James L. Carino(1) 	           68  President, J.L. Carino
                                   Nurseries, Inc.                        1987
Jeffrey D. Grube(2) 	          47  President, B.F.G. Electroplating
                                   and Manufacturing Company              1997
Joseph A. Kirk(1)(2)(3) 	      61  President, Beaver Meadow
                                   Creamery, Inc.                         1993
James C. Miller(1) 	           55  President and Chief Executive Officer
		                                 of S&T and S&T Bank                    1993

Certain information about the directors whose terms continue (Class 1 and Class 3 Directors), who are directors of S&T and S&T Bank, is set forth below:

Class 3 Directors Whose Terms Expire in 2002:
                                  Principal Occupation
Name                          Age  During Past 5 Years          Director Since
Robert D. Duggan(1)	           68  Chairman of S&T and S&T Bank,
                                   Formerly Chief Executive
                                   Officer of S&T and S&T Bank            1981
William J. Gatti 	             59  President and Chief Executive
                                   Officer, Gatti Medical Supply,
                                   Inc.                                   1993
Ruth M. Grant(1)               69  President, Louis A. Grant,
                                   Inc.-Specialized Equipment
                                   Manufacturing and Services             1997
Herbert L. Hanna, M.D.(1)(2)(3)71  Family Practice                        1986
Samuel Levy(1)(3)              62  President, Jefferson Wholesale
                                   Grocery Company, Inc.                  1977
Charles A. Spadafora 	         59  President, Colonial Motor Mart 	       1987


Class 1 Directors Whose Terms Expire in 2003:
                                  Principal Occupation
Name                         Age  During Past 5 Years           Director Since
John J. Delaney(1)(2)         59  President, Delaney Chevrolet,
                                  Geo, Buick, Honda                       1987
Michael J. Donnelly           43  President, Indiana Printing
                                  and Publishing Company, Inc.            2001
Frank W. Jones(2)             55  Attorney-at-Law                         1997
Alan Papernick                63  Attorney-at-Law                         1997
Myles D. Sampson(2)           56  President, Rimco Properties,
                                  Inc.-Real Estate Development            1997
Christine J. Toretti(1)(2)(3) 44  Chairman and Chief Executive
                                  Officer, S. W. Jack Drilling
                                  Company, and Partner, C&N
                                  Company-Gas Drillers and
                                  Producers         		                    1984


Notes to Listing of Directors on Page 4

(1) Members of the Executive Committee of S&T Bank and S&T. The committee, which is appointed annually by the S&T Board, has authority to take action between meetings of the S&T Board with respect to matters which a majority of the committee considers necessary to be addressed prior to the next meeting of the S&T Board. The committee had three meetings during 2000.
(2) Members of the Audit Committee of S&T Bank and S&T. The committee is composed of independent directors for which information regarding the functions performed by the committee and its membership is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A. The committee had three meetings during 2000.
(3) Members of the Compensation and Benefits Committee of S&T Bank and S&T.
    The committee's function is to recommend to the S&T Board action on compensation and benefit changes brought to it by management. The committee had two meetings during 2000.

The S&T Board does not have a nominating committee. The Board of Directors will consider shareholder nominations for directors in accordance with the procedure set forth in Section 202 of S&T's By-Laws. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of S&T prior to the meeting. To be timely, the notice must be delivered not earlier than the close of business on the 120th day, nor later than the 60th day, immediately preceding the meeting. Such notice must be accompanied by the nominee's written consent and contain information relating to the business experience and background of the nominee, and information with respect to the nominating shareholder.

During 2000, the S&T Board held 12 meetings. Fifteen directors attended at least 75% of the total number of meetings of the S&T Board and committees. One director, Mr. Sampson, attended fewer than 75% of the meetings due to personal reasons that were unavoidable and for good cause.

S&T Board Fees

Non-employee members of the S&T Board are compensated at the rate of $7,500 per year plus $700 per meeting attended. Directors are paid $250 to $300 for attendance at S&T Board committee meetings. In December 2000, each member of the S&T Board who was not an employee of S&T was granted an option to acquire up to 5,000 shares of S&T Common Stock at an exercise price of $19.8125 per share, the market price on the date of the grant. These options are exercisable after six months and within ten years of the date of the grant.

Report of the Audit Committee

The Audit Committee oversees S&T's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of S&T's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards or as are required by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"). The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 ("Independence discussions with Audit Committees"), as may be modified or supplemented, and has discussed with the independent auditors the auditors' independence. The audit committee has considered the compatibility of non-audit services with the auditors' independence.

The committee discussed with S&T's internal and independent auditors the overall scope and plans for their respective audits. The committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of S&T's internal controls, and the overall quality of S&T's financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The committee recommended, and the Board approved, the reappointment of S&T's independent auditors.

Submitted by the Audit Committee of the S&T Bancorp, Inc. Board of Directors:

Christine Toretti (Chairperson); John Delaney; Jeffrey Grube; Herbert Hanna; Frank Jones; Joseph Kirk; Myles Sampson

Remuneration of Executive Officers

The following table provides information concerning remuneration of the five highest compensated Executive Officers during 2000.

SUMMARY COMPENSATION TABLE

                         Annual compensation          Long-term compensation
                                                       Awards
Name and principal                                   Securities      All Other
position              Year       Salary    Bonus     underlying   Compensation
                                                   options/SARs       (A)
J.C. Miller,          2000     $335,000  $67,500         25,000        $32,720
President,            1999      300,000   74,000         25,000         25,500
Chief Executive       1998      300,000   60,000         25,000         32,131
Officer and
Director

D.L. Krieger,         2000      225,000      -           15,000         22,000
Executive Vice        1999      170,000   50,000         15,000         14,450
President             1998      170,000   40,000         15,000         18,866

J.G. Barone,          2000      169,800   36,500          7,500         16,400
Executive Vice        1999      159,800   40,000         15,000         13,175
President,            1998      159,800   25,000         15,000         16,160
Secretary and
Treasurer (B)

E.C. Hauck,           2000      164,800   35,500         15,000         15,800
Executive Vice        1999      145,000   37,500         15,000         12,325
President             1998      135,000   15,000         15,000         13,345

J.J. Smead,           2000      155,000   34,500         15,000         15,400
Executive Vice        1999      145,000   37,500         15,000         12,325
President             1998      136,000   15,000         15,000         13,549


Note to Compensation Table

(A) Consists of contributions by S&T Bank to the Thrift/Profit Sharing Plan and to the nonqualified benefit plan that was established in order that Executive Officers not lose benefits which would normally have accrued in qualified plans except for federal tax laws setting annual compensation limits for qualified plans ($170,000 in 2000) and additional limitations related to highly compensated employees.

(B) Mr. Barone resigned as Secretary and Treasurer effective at the board meeting held on February 19, 2001, and currently continues as President of S&T Investment Company, a subsidiary of S&T. Robert E. Rout,
    Executive Vice President and Chief Financial Officer, succeeded Mr.
    Barone as Secretary. Mark Kochvar, Senior Vice President, was promoted to Treasurer.


Agreements with Executive Officers

Each of the five highest compensated Executive Officers of S&T, Messrs. Miller, Krieger, Barone, Smead and Hauck, is party to a change in control agreement with S&T. Each agreement provides that if the executive is terminated within one year following the occurrence of certain "changes in control" of S&T or of S&T Bank (as defined in each agreement) that were not preapproved by the S&T Board, or if the executive voluntarily terminates his employment with S&T under certain specified circumstances following a change in control, the Executive Officer will be entitled to receive a lump sum cash payment based on the executive's salary immediately preceding the change in control and to receive certain continuing S&T employee benefits. In the case of Mr. Miller, the lump sum cash payment would equal three times his annual base salary immediately preceding the change in control; for each of the other Executive Officers, the cash payment would equal his annual base salary immediately preceding the change in control.

Board Compensation Committee Report on Executive Compensation

Executive compensation decisions are made by the five-member Compensation and Benefits Committee (the "Committee") of the S&T Board. Each member of the Committee is a non-employee director. All decisions relating to the compensation of Executive Officers are reviewed by the S&T Board, except for decisions about awards under the S&T Bancorp, Inc. Amended and Restated 1992 Stock Incentive Plan (the "Stock Plan"), which are made solely by the Committee. The report set forth below is submitted by Directors Levy (Chairman), Brice, Hanna, Kirk and Toretti, in their capacity as Committee members, addressing S&T's compensation policies for 2000 as they affected Mr. Miller, President and Chief Executive Officer, and the four other highest compensated Executive Officers of S&T in 2000 (collectively "Senior Executives").

The Committee, in its executive compensation decisions, considered overall corporate performance as well as individual initiative and achievements. The policy of the Committee is to provide competitive levels of compensation that integrate pay with S&T's performance goals, reward exceptional performance and assist S&T in attracting and retaining qualified executives. Compensation is set at levels that the Committee believes to be consistent with others in the industry that have similar responsibilities, with the Senior Executives' actual compensation packages increasingly being weighted toward programs contingent upon S&T's level of long-term (three years or greater) performance. As a result, the Senior Executives' actual compensation levels in any particular year may be above or below those of S&T's competitors, depending on S&T's performance. The Committee typically examines salaries and performance levels of a group of 12 to 15 peer banks that it selects for comparison with S&T based upon similar size and geographic location. The Committee also considers the SNL Securities Bank Performance Report. The peer banks utilized in this review may or may not be included in the KBW 50 Index or the S&P 500 Index as reflected in the Five-Year Cumulative Total Return performance graph.

The Committee continues to endorse the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests. The Stock Plan is considered to be an important element in designing the compensation packages of S&T because the Senior Executives can profit only if the value of the S&T Common Stock increases.

Effective January 1, 1999, the Committee commenced the administration of a Management Incentive Plan to more closely align the interests of shareholders and senior management by making a greater percentage of senior management's total compensation dependent on the annual performance of S&T. Annually, the Committee establishes specific incentive opportunities, with primary emphasis on earnings per share goals, that are expressed as a percentage of each participant's base salary rate for the given year. Earnings per share in 2000 increased 10% over the prior year.

The Committee's general approach in setting the Chief Executive Officer's annual compensation is to seek to be competitive with compensation paid to other chief executive officers, with a similar scope of responsibilities, and by other companies in the industry based upon long-term performance. The Committee typically compares the Chief Executive Officer salary level and performance against the same 12 to 15 peer banks discussed above.

Particular emphasis was placed upon S&T's success in meeting its earnings per share goals in 2000, as well as the subjective assessment of Mr. Miller's individual performance. The Committee also considered Mr. Miller's leadership in promoting the long-term strategic growth of S&T.

Mr. Miller's salary for 2000 was $335,000. In addition to his salary, he was granted a Management Incentive Plan bonus of $67,500 for achieving goals established for 2000.

In December 2000, the Committee granted Mr. Miller nonstatutory stock options for 25,000 shares of S&T Common Stock with an exercise price equal to the market price on the date of the grant. These options are exercisable after six months and within ten years of the date of the grant. The Committee believes that this award together with last year's award of 25,000 shares will encourage long-term performance and promote management retention. In addition to the options, Mr. Miller directly or indirectly owns 43,491 shares of S&T Common Stock. This significant interest in S&T's Common Stock is considered to be beneficial to the common interests of shareholders and management.

Submitted by the Compensation and Benefits Committee of the S&T Bancorp, Inc. Board of Directors:

Samuel Levy (Chairman); Thomas Brice; Herbert Hanna; Joseph Kirk; Christine Toretti

FIVE-YEAR CUMULATIVE TOTAL RETURN
S&T Bancorp, Inc.
S&P 500 Index and KBW 50 Index (A)


"INSERT PERFORMANCE GRAPH HERE"

Year Ended
December 31         1995      1996      1997      1998      1999      2000
STBA                $100      $104      $150      $195      $170      $166
S&P 500              100       123       164       211       255       232
KBW 50               100       141       207       224       216       260

(A) The Keefe, Bruyette & Woods, Inc. (KBW) 50 is made up of 50 of the nation's largest banking companies, including all money center and most regional banks.


Stock Option Plan Anticipated Benefits

The following table is presented to show proposed benefits to the Chief Executive Officer and the four most highly compensated Executive Officers. OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         Individual Grants
                                                          Potential realizable
             Number of        Percent                         value at assumed
            securities       of total                          annual rates of
            underlying   options/SARs                              stock price
          options/SARs     granted to                             appreciation
Name       granted (A)   employees in  Exercise  Expiration    for option term
                          fiscal year     price        date        5%      10%
J.C. Miller	    25,000	            7%  $19.8125	   12/18/10	 $329,315 $817,770
D.L. Krieger    15,000             4    19.8125	   12/18/10	  197,589  490,662
J.G. Barone      7,500             2    19.8125	   12/18/10	   98,795  245,331
E.C. Hauck 	    15,000 	           4    19.8125	   12/18/10   197,589  490,662
J.J. Smead      15,000 	           4    19.8125	   12/18/10	  197,589  490,662

(A) Options granted at an exercise price equal to the market price on the date of the grant. These options are exercisable after six months and within ten years of the date of the grant.


The table below shows information about option holdings for Executive Officers at year-end on an aggregate basis.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION/SAR VALUES

                                Number of securities     Value of unexercised
                               underlying unexercised    in-the-money options/
                               options/SARs at fiscal       SARs at fiscal
                                    year-end (A)             year-end (A)

Name         Shares Value  Exercisable Unexercisable Exercisable Unexercisable
           Acquired Realized
        on Exercise
J.C. Miller       0       $0 	 156,000        25,000    $672,655       $45,438
D.L. Krieger      0        0    50,000        15,000      25,100        27,263
J.G. Barone       0        0    50,000         7,500      25,100        13,631
E.C. Hauck 	      0        0    50,000        15,000      25,100        27,263
J.J. Smead        0        0    76,000        15,000 	   213,855        27,263

(A) The numbers set forth in these columns represent nonstatutory stock options. There have been no SARs issued pursuant to the Stock Plan.


Retirement Plan and Thrift/Profit Sharing Plan

The S&T Bank Retirement Plan ("Retirement Plan") covers all eligible employees and provides a monthly retirement income for employees and their spouses.
The following table shows the estimated annual benefit payable upon a normal retirement date to persons in specified remuneration and years of service classifications for the Retirement Plan. This benefit is payable in addition to social security and is calculated based upon the participant's average annual regular earnings for the highest five consecutive years in the last ten years ("Average Covered Compensation").

PENSION PLAN TABLE
                                        Years of service
Remuneration            10          15           20          25         30
$100,000          $ 13,347    $ 20,021    $  26,694   $  33,368   $  40,041
 150,000            20,847      31,271       41,694      52,118      62,541
 200,000            28,347      42,521       56,694      70,868      85,041
 250,000            35,847      53,771       71,694      89,618     107,541
 300,000            43,347      65,021       86,694     108,368     130,041
 350,000            50,847      76,271      101,694     127,118     152,541
 400,000            58,347      87,521      116,694     145,868     175,041
 450,000            65,847      98,771      131,694     164,618     197,541


Effective January 1, 1994, federal tax laws lowered the amount of annual compensation that may be considered in calculating benefits under a qualified retirement plan to a current maximum of $170,000 (the "Annual Compensation Limit"). In addition, federal tax laws limit the amount of annual benefit payable under a qualified retirement plan that is a defined benefit plan (such as the Retirement Plan), and that limit currently is $140,000 (the "Annual Benefit Limit"). The amounts shown in the above Pension Plan Table have not been adjusted to reflect the Annual Compensation Limit or the Annual Benefit Limit.

As of December 31, 2000, completed years of credited service and Average Covered Compensation for Executive Officers are as follows:

Name               Years of credited service    Average covered compensation
J.C. Miller	                              29                        $325,500
D.L. Krieger                              16                         201,400
J.G. Barone                                8                         176,300
E.C. Hauck                                26                         161,400
J.J. Smead                                 8                         160,400


S&T Bank also maintains a Thrift/Profit Sharing Plan with 401(k) provisions in which all employees may participate with elective salary deferrals. In 2000, S&T Bank made monthly matching contributions equal to 50% of the employees' 401(k) contributions, up to 3% of the eligible participants' compensation. In addition, S&T Bank made a 5% year-end contribution. Year-end contributions are based on the performance of S&T, indexed to earnings per share, and are expected to range from 2% to 6%.

The compensation taken into account for determining the amount of contributions made on behalf of a participant under the Thrift/Profit Sharing Plan is subject to the Annual Compensation Limit. In addition, 401(k) contributions by employees are restricted by "highly compensated employee" formulas.

In order that S&T Bank officers not lose benefits they would normally have been entitled to receive, non-qualified arrangements were approved to accumulate the benefits which would have accrued in the Retirement Plan and Thrift/Profit Sharing Plan were it not for the impact of the eligible compensation restrictions. The non-qualified benefits related to retirement are unfunded.

Other benefits generally provided to all officers and full-time employees include a medical reimbursement plan, a dental plan, a vision care plan, a long-term disability income plan and life insurance. No outside director is provided these benefits.

Transactions with Management and Others

S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to certain directors and officers. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with others. Such loans do not involve more than normal risk of collectibility or present unfavorable features.

On January 31, 1992, S&T Bank entered into a limited partnership arrangement with RCL Partners, Inc. for the construction of 30 apartments in Indiana, Pennsylvania targeted for senior citizens. Total investment by S&T Bank was $1,761,766 and entitled S&T Bank to certain tax credits, tax depreciation benefits and a share of cash flows under the Internal Revenue Service Section 42 program. Director Delaney (and affiliated parties) and Director Gatti (and affiliated parties) each hold a one-third interest in RCL Partners, Inc.

On December 1, 1997, S&T Bank entered into an agreement to lease from Director Sampson branch space and a freestanding drive-up teller and ATM facility located in a shopping plaza. The lease agreement provides for a ten-year term, monthly rent of $6,750, annually adjusted for changes in the consumer price index, and a ten-year renewal option.

During 2000, S&T Bank made payments for the purchase of goods and services from companies owned or controlled by Director Delaney for $159,303; Director Spadafora for $72,939; and Director Donnelly for $115,313.

Director Papernick is President of the law firm Papernick & Gefsky, P.C., which provided legal services to S&T Bank during 2000 and may continue to provide legal services during 2001.

See also "Compensation Committee Interlocks and Insider Participation."

Compensation Committee Interlocks and Insider Participation

Regulations require the disclosure of any related party transactions with members of the Compensation Committee. During 2000, S&T Bank made payments of $163,945 to a company owned by Director Brice for the purchase of furniture and other equipment, and payments of $406,103 to Director Toretti, and affiliates, for the lease of operations, branch and administrative facilities. The details of the transactions with Director Toretti are described in the paragraphs that follow.

On October 1, 1986, S&T Bank entered into an agreement to lease, from Director Toretti and Michael Toretti as trustees under an irrevocable trust, a building and land used as S&T Bank's North Fourth Street branch and operations center. The terms of the agreement provide for payment of $10,000 per month for the first five years and options to renew for four, five-year terms with rent for each option term to be the rent from the previous term, plus 5%. On October 1, 1996, S&T Bank exercised its second renewal option at $11,025 per month.

On August 1, 1992, S&T Bank entered into an agreement to lease from S.W. Jack Drilling Company, controlled by Director Toretti, a building used for Trust Services and other executive offices. The terms of the agreement provide for monthly payments of $6,500 for three years and the option to lease additional space on the second floor with additional successive terms of three years each, with rent for each renewal option to be the rent from the previous term, plus 5%. On July 1, 1993, S&T Bank exercised the option for the second floor space at the S.W. Jack Building. On August 1, 1998, S&T Bank exercised its second renewal option with a new, combined monthly rent of $15,270.

On July 1, 2000, S&T Bank entered into an agreement to lease from Director Toretti and James H. McElwain as trustees under an irrevocable trust, the third floor space, storage rooms, and underground parking spaces at the aforementioned S.W. Jack Building. The terms of the agreement provide for monthly payments of $7,388 for one year with additional four successive terms of three years each, with rent for each renewal option to be the rent from the previous term, plus 5%.

S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to members of the Compensation Committee. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with others. Such loans do not involve more than normal risk of collectibility or present unfavorable features. See also "Transactions with Management and Others."

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires S&T's directors and Executive Officers, and persons who own more than 10% of S&T's stock, to report to the Securities and Exchange Commission ("SEC") certain of their transactions with respect to S&T's stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within ten days of the month in which the change occurs, except certain types of changes may be reported on a Form 5 within 45 days of the end of the year in which the change occurs. Form 3 must be filed within ten days of the event when a director, Executive Officer or person who owns more than 10% of S&T's stock becomes subject to Section 16(a) of the Exchange Act compliance. During 2000, all directors and Executive Officers timely filed all required reports of changes in beneficial ownership, except Director Kirk was not timely in filing a Form 4 for a fiduciary sale of S&T stock on June 29, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, on the recommendation of the Audit Committee of the S&T Board, reappointed Ernst & Young, LLP as independent auditors to audit the financial statements of S&T for the year 2001. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement, and it is expected that they will be available to respond to appropriate questions.

Audit Fees

S&T paid fees of $175,000 to Ernst & Young LLP for the 2000 annual audit, including the audit of the consolidated financial statements and timely quarterly reviews.

Financial Information Systems Design and Implementation

S&T did not pay any fees for financial information systems design and implementation during 2000.

All Other Services

S&T paid fees of $106,700 to Ernst & Young LLP for all other services provided by it during 2000. These services consisted primarily of audit-related services of $80,700 for internal audit services and audit of S&T's benefit plans, and $26,000 for tax consulting services. The Audit Committee concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young LLP.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder of S&T intends to present at the Annual Meeting of Shareholders of S&T in 2002 must be received in writing by the Secretary of S&T at S&T's Main Office, 800 Philadelphia Street, Indiana, Pennsylvania, on or before November 17, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in S&T's proxy statement and proxy form relating to such meeting. Notice to S&T of a shareholder proposal submitted otherwise than pursuant to 14a-8 will be considered untimely if received by S&T after January 31, 2002, and the persons named in the proxies solicited by S&T's Board for its Annual Meeting of shareholders in 2002 may exercise discretionary voting power with respect to any such proposal as to which S&T does not receive a timely notice. Such proposals should be submitted by certified mail, return receipt requested.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the S&T Board.

By Order of the Board of Directors,

/s/Robert E. Rout

Robert E. Rout
Secretary
______________________________________________________________________________

THIS PROXY STATEMENT IS ACCOMPANIED BY S&T'S 2000 ANNUAL REPORT. UPON
WRITTEN REQUEST TO THE SECRETARY OF S&T, 800 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701, BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY,
S&T WILL FURNISH A COPY OF ITS 2000 ANNUAL REPORT ON FORM 10-K TO THE SEC, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER REQUESTING SAME. THE ANNUAL REPORT ON FORM 10-K IS NOT PART
OF THESE PROXY SOLICITING MATERIALS.
______________________________________________________________________________

March 19, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

I.    PREAMBLE

Pursuant to Article III, Section 303, of the By-Laws of S&T Bancorp, Inc. (the "By-Laws"), the Board of Directors (the "Board") has formed the Audit Committee (the "Committee"). This charter is intended to identify the organization, authority, purpose and responsibilities of the Committee prescribed by the By-Laws, applicable law and Nasdaq rules.

II.   ORGANIZATION

The By-Laws provide for a minimum of three Committee members, including a Chairperson, to be appointed annually by the President of S&T Bancorp, Inc. ("S&T"), subject to the approval of the Board. The Chairperson will have authority to act on behalf of the Committee between meetings. The Committee must satisfy the independence and qualification standards under applicable law and Nasdaq rules.

III.  AUTHORITY

The Board and the Committee have the ultimate authority and responsibility to select, oversee, evaluate, and, where appropriate, to replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). Accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

IV.	PURPOSE AND RESPONSIBILITIES

The Committee's primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility relating to management's maintenance of a system of internal control, management's maintenance of the financial reporting process and management's maintenance of processes regarding compliance with applicable laws and regulations. The Committee also oversees the audit function, as executed by the outside and the internal auditors. It is not the responsibility of the Committee to prepare S&T's financial statements, to plan or conduct audits or to determine that S&T's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for preparing financial statements and for maintaining internal controls, and the outside auditors are responsible for auditing those financial statements.

In addition, the Committee's responsibilities include performance of the duties required of an audit committee at S&T's subsidiaries to the extent required and permitted by applicable laws and regulations.

The Committee generally will carry out its oversight function through the following activities:

- Review and reassess the adequacy of this charter on an annual basis and recommend to the Board any proposed changes for formal adoption.

- Meet with the outside and the internal auditors to review the scope of their respective proposed audit plans, the coordination of these plans and the results of their respective audits.

- Discuss with the outside and the internal auditors and management their assessment of the adequacy and effectiveness of the system of internal control and of compliance with applicable laws and regulations.

- To the extent practicable, review S&T's quarterly financial results and annual financial statements with management and the outside auditors.

- Review reports of examination from regulatory authorities and monitor commitments made to regulators.

- Maintain free and open communication between the directors, the outside auditors, the internal auditors and the management of S&T. Also, provide opportunity, as deemed appropriate, for the internal and the outside auditors to meet with the members of the Committee without members of management present.

- Recommend to the Board the reappointment or, where deemed appropriate, replacement of the outside auditor.

- Receive periodically from the outside auditor a formal written statement delineating all relationships between the auditor and S&T consistent with Independence Standards Board Standard 1 and discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and, if so determined by the Committee, take, or recommend that the full Board take, appropriate action in response to such statements to satisfy itself of the independence of the outside auditor.

- Investigate as it deems appropriate any matters brought to its attention within the scope of its duties. The Committee has the power, as it deems appropriate, to retain outside counsel or other professionals for this purpose.

- Communicate its activities, along with any recommendations, to the Board, as the Committee considers appropriate.

- Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of S&T that does not have its own audit committee, review with management and the independent auditors the basis for any reports required to be filed by management and by the independent auditors with the FDIC consistent with 12 C.F.R. Part 363.

- Perform the duties required to be performed by the fiduciary audit committee for any bank subsidiary of S&T exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

The Committee believes its policies and procedures should remain flexible to best react to changing conditions and may diverge from the foregoing
activities, as it considers appropriate.   In executing its responsibilities,
the Committee may rely on information, opinions, reports or statements prepared or presented by:

- One or more officers or employees of S&T whom the Committee reasonably believes to be reliable and competent in the matters presented;

- Counsel, independent auditors, or other persons as to matters that the Committee reasonably believes to be within the professional or expert competence of such person; or

- Another committee of the Board as to matters within its designated authority, which committee the Committee reasonably believes to merit confidence.

REVOCABLE PROXY
S&T BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 16, 2001

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James B. George and Delbert M. Baker or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of S&T Bancorp, Inc. ("S&T") par value $2.50 per share, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania, on April 16, 2001, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of S&T at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from S&T prior to execution of this proxy of the Notice of Meeting and the Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given, with respect to the undersigned's shares of S&T Common Stock.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

Please date sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
S&T BANCORP, INC.

April 16, 2001

           >Please Detach and Mail in the Envelope Provided >

 ___
|   |Please mark your
| X |votes as in this
|___|example






                 FOR all nominees   WITHHOLD
                 listed at right    AUTHORITY
                 (except as marked  to vote for all
                 to the contrary)   nominees listed at right
                      ____          ____
1. Election of       |    |        |    |          Nominees: Thomas A. Brice
Directors for        |____|        |____|                    James L. Carino
three year term.                                             Jeffrey D. Grube
The nominees for                                             Joseph A. Kirk
the Board of Directors are listed at right.                  James C. Miller


(Authority to vote for any nominee may be withheld by striking a line through the nominee's name at right.)


2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record as of the close of business on March 1, 2001 are entitled to notice of and to vote at such meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)_________________Signature(s)_________________Date________, 2001

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.